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                                                                      EXHIBIT 21

                           Listing of Subsidiary Corporations

Subsidiary Corporation                                    State of Incorporation
----------------------                                    ----------------------

Linens 'n Things Center, Inc.                             California

Bloomington MN., L.T., Inc.                               Minnesota

Linens 'n Things Investment Canada I Company              Nova Scotia, Canada

Linens 'n Things Investment Canada II Company             Nova Scotia, Canada

Rockford L.T., Inc.                                       Minnesota

Linens 'n Things Canada, Corp.                            Nova Scotia, Canada

Linens 'n Things Canada Limited Partnership               Alberta, Canada

LNT, Inc.                                                 New Jersey

LNT Leasing, LLC                                          Delaware

LNT Leasing II, LLC                                       Delaware